UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  March 13, 2017

CTI BIOPHARMA CORP.
(Exact Name of Registrant as Specified in its Charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 600
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2017, Louis A. Bianco resigned as the Executive Vice President, Finance and Administration, Chief Governance Officer and Secretary of CTI BioPharma Corp. (the “Company”) effective immediately. Bruce J. Seeley, the Company’s Executive Vice President, Chief Commercial Officer, will serve as the principal financial officer of the Company, effective immediately, and will assume the title of Executive Vice President, Chief Commercial and Administrative Officer and Secretary.
Mr. Seeley, 53, assumed his role as the Company’s Executive Vice President and Chief Commercial Officer in July 2015. Mr. Seeley previously served as Senior Vice President and General Manager, Diagnostics at NanoString Technologies, Inc. from May 2012 to March 2015. From October 2009 to March 2012, Mr. Seeley was Executive Vice President, Commercial, at Seattle Genetics, Inc. Prior to that, from August 2004 to October 2009, Mr. Seeley served in various commercial roles at Genentech, Inc. (now a member of the Roche Group). From 1996 to 2004, Mr. Seeley held various roles at Aventis Pharmaceuticals Inc. (now a part of Sanofi) in global and U.S. marketing, sales and new product commercialization and licensing. Prior to that, from 1991 to 1996, he served in sales at Bristol-Myers Squibb Company. Mr. Seeley received a B.A. in Sociology from the University of California at Los Angeles.
There are no family relationships involving Mr. Seeley that would require disclosure under Item 401(d) of Regulation S-K. There are no current or proposed transactions in which he or any member of his immediate family has, or will have, a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.
In connection with his resignation, the Company entered into a Separation and Release Agreement with Mr. Bianco dated March 13, 2017 (the “Separation Agreement”). The following summary of the Separation Agreement is qualified in its entirety by the provisions of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The Separation Agreement provides for Mr. Bianco to receive a cash severance payment of $675,000, paid over 18 months, and payment of his health and life insurance premiums for up to 18 months following his resignation. Each of Mr. Bianco’s outstanding stock options granted by the Company fully vested and will generally remain exercisable until the earlier of the date that is 21 months following his resignation date or the expiration date of the option, subject to earlier termination in connection with a change in control of the Company. The Separation Agreement also includes a general release of claims by Mr. Bianco in favor of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation and Release Agreement, dated March 13, 2017, by and between the Company and Louis A. Bianco.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

		By:	/s/ Richard L. Love
Date:	March 13, 2017		Name: Richard L. Love
Title: Interim President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release Agreement, dated March 13, 2017, by and between the Company and Louis A. Bianco.